Exhibit 99.1

U.S. Well Services Announces Response to SEC Guidance Issued on April 12, 2021 Applicable to Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)

HOUSTON, May 12, 2021 (GLOBE NEWSWIRE)—U.S. Well Services, Inc. (Nasdaq: USWS) (the “Company”) announced today in a Current Report on Form 8-K, that as a result of the recent guidance issued by the Securities and Exchange Commission (the “SEC”) on April 12, 20211 for all SPAC-related companies regarding the accounting and reporting for their warrants (the “SEC Statement”), it will restate its previously issued consolidated financial statements as of and for the years ended December 31, 2018, 2019 and 2020, as well as for the quarterly periods in the years ended December 31, 2019 and December 31, 2020. Any corrections in the accounting for the Company’s warrants described below are expected to be non-operational and non-cash, and thus are not expected to have any impact on the Company’s Revenue, Operating Income, or non-GAAP financial measures, including EBITDA, Adjusted EBITDA and Adjusted EBITDA margin in prior periods or moving forward.

While the Company is actively working to correct its financial statements in accordance with the SEC Statement, there has been no adverse change to its operations, liquidity or business prospects as a result of this correction. Demand remains strong for the Company’s services, and it believe it continues to possess the highest spec fracturing fleet in the industry with its proprietary Clean Fleet® suite of technologies.

The Company became a publicly traded company through a business combination with a SPAC in November 2018 and the public and private placement warrants previously issued by the SPAC remained outstanding following the business combination transaction. The restatement also relates to the warrants (“Series A warrants,” and together with the public and private placement warrants, the “warrants”) issued in connection with the private placement of the Company’s Series A Preferred Stock in May 2019. Since the times of the transactions, the Company has been accounting for all outstanding warrants using the methodology utilized by other SPACs, treating them as equity.

Consistent with the SEC Statement, the Company intends to restate its historical financial statements as described above such that the warrants are accounted for as liabilities and marked-to-market each reporting period. In general, under the mark-to-market accounting model, as the stock price increases, the fair value of the warrant liability increases, and the Company recognizes additional non-operating expense in its income statement, with the opposite effect when the Company’s stock price declines.

As of today, approximately 24 million warrants remain outstanding.

[1]	A copy of the SEC Statement can be found at the following link: https://www.sec.gov/news/public-statement/accounting-reporting-warrants-issued-spacs.

About U.S. Well Services, Inc.

U.S. Well Services, Inc. is a leading provider of hydraulic fracturing services and a market leader in electric fracture stimulation. The Company’s patented electric frac technology provides one of the first fully electric, mobile well stimulation systems powered by locally-supplied natural gas, including field gas sourced directly from the wellhead. The Company’s electric frac technology dramatically decreases emissions and sound pollution while generating exceptional operational efficiencies, including significant customer fuel cost savings versus conventional diesel fleets. For more information visit: www.uswellservices.com. Information on our website is not part of this release.

Forward-Looking Statements

The information above includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein concerning, among other things, the timing and any potential impacts of the restatement, are forward-looking statements. These forward-looking statements may be identified by their use of terms and phrases such as “may,” “expect,” “believe,” “anticipate,” “will,” “should,” “could,” and similar terms and phrases. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks, and uncertainties. These forward-looking statements represent the Company’s current expectations or beliefs concerning future events, and it is possible that the results described in this release will not be achieved. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified in this release or as disclosed from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”). Factors that could cause actual results to differ from the Company’s expectations include the factors described in the Company’s public disclosures and filings with the SEC, including those described under “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2020 filed on March 11, 2021 and in its subsequent filings with the SEC. As a result of these factors, actual results may differ materially from those indicated or implied by forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether because of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict all such factors.

Contacts:

U.S. Well Services

Josh Shapiro

Vice President, Finance and Investor Relations

IR@uswellservices.com

Dennard Lascar Investor Relations

(713) 529-6600

USWS@dennardlascar.com

Source: U.S. Well Services, Inc.